THIRD AMENDMENT
                                     TO THE
                                 MICROAGE, INC.
                 RETIREMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP
                                 PLAN AND TRUST


         The MicroAge, Inc. Retirement Savings and Employee Stock Ownership Plan and Trust (the "Plan"), as amended and restated by a document effective as of January 1, 1995 and as further amended by the First Amendment dated May 10, 1995 and the Second Amendment dated March 14, 1996, is hereby further amended as follows:

         1. All of the changes made to the Plan by this Third Amendment are effective as of October 28, 1996.

         2. A new Section 2.26A is added to Article 2. The new Section 2.26A shall read as follows:

                  2.26A Executive Supplemental Savings Plan or ESSP. The term "Executive Supplemental Savings Plan" or "ESSP" means the MicroAge, Inc. Executive Supplemental Savings Plan, as it may be amended from time to time.

         3. A new Section 2.37A is added to Article 2. The new Section 2.37A shall read as follows:

                  2.37A Leadership Team. The term "Leadership Team" means the group of officers of the Employer who hold the positions and titles of Vice President and above.

         4. Section 4.02 is hereby amended by adding the following paragraph (e) to the end thereof:

                  (e) Special Rules for Leadership Team Members. No Participant who is a member of the Leadership Team shall be allowed to make Elective Deferrals directly to this Plan. Following the end of each Plan Year, however, Elective Deferrals may be made on behalf of such Participants by a direct transfer to the Trustee from the trustee of the ESSP. The amount of Elective Deferrals transferred to this Plan from the ESSP on behalf of each such Participant shall not exceed the lesser of (i) the dollar limitation imposed by Section 402(g)
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         of the Code  for  such  year or (ii)  the  maximum  amount  that may be transferred to this Plan without causing this Plan to violate the ADP limitations described in Section 4.02(c) for the Plan Year.

                  (i) For purposes of determining the amount referred to in clause (ii) of the preceding sentence, the Advisory Committee shall first calculate the ADP test referred to in Section 4.02(c) on the assumption that each Leadership Team member who also is a Participant in this Plan elected to make no Elective Deferrals.

                  (ii) If, but only if, the calculation made pursuant to the preceding subparagraph (i) reveals that the Elective Deferrals of those Highly Compensated Employees who are not Leadership Team members are less than the maximum amount of Elective Deferrals that could be made by all Highly Compensated Employees (including Leadership Team members who are Participants in this
                           Plan), Elective Deferrals shall then be transferred to this Plan from the ESSP on behalf of each Leadership Team member who is a Participant and who has elected to have such transfer made.

                  (iii) The amount transferred to this Plan from the ESSP on behalf of each electing Participant who also is a Leadership Team member shall equal the lesser of (A) the amount available for transfer pursuant the ESSP for the relevant Plan Year or (B) an amount equal to the Participant's Compensation for the Plan Year multiplied by the "maximum ADP" for the group consisting of Leadership Team members who also are Participants in this Plan (calculated in accordance with the principles set forth in Section 4.02(c)(iii)(B)). For purposes of the preceding sentence, the "maximum ADP" is the highest ADP that could be contributed by Leadership Team members who also are Participants in the Plan without requiring the return of any Excess Contributions pursuant to
                           Section 4.02(d). In making this determination, the Advisory Committee may increase the maximum ADP of the remaining Leadership Team members if others will not be transferring the maximum amount permitted.

                  (iv) Prior to the first day of each Plan Year each Participant who also is a Leadership Team member shall file an irrevocable, written election with the Advisory Committee and the Plan Administrator of the ESSP to either (a) transfer the amount calculated pursuant to subparagraph (iii) to this Plan or (b) to receive a cash distribution of said amount from the ESSP. Such election shall continue to apply from year to year unless and until the Participant changes the election by filing a new election. A new election shall only be effective with respect to Plan Years beginning after the day on which
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                           such  election is received by the Advisory  Committee
                           and the Plan Administrator of the ESSP.

                  (v)      As soon as  possible  following  the end of each Plan
                           Year, the Advisory Committee will calculate the amount that may be transferred to this Plan from the ESSP and shall notify the Plan Administrator of the ESSP. Such transfers shall be accomplished no later that two and one-half (2 1/2) months following the end of the Plan Year and the amounts transferred shall be treated as Elective Deferrals for the preceding Plan Year for all purposes (including, but not limited to, Section 4.03).

         5. Section 2.46 of the Plan is amended in its entirety to read as follows:

                  2.46 Plan  Year.  The term "Plan  Year"  shall mean the twelve
         (12) consecutive month period ending June 30; however, a "short Plan Year" will begin July 1, 1995 and end on October 29, 1995 (the last day of the company's fiscal year). After such short Plan Year, the Plan Year will end each year on the same day as the Company's fiscal year, i.e., the Sunday closest to October 31. The Plan Year shall constitute the Plan's "limitation year" for the purpose of measuring maximum allocations to participants under the Plan.

         6. Except as otherwise amended above, the Plan, as amended by the First and Second Amendments, shall continue in full force and effect.

         To signify its adoption of this Third Amendment, MicroAge, Inc. has caused this Third Amendment to be executed by its duly authorized officer on this26th day ofSeptember, 1996.

                                          MicroAge, Inc.



                                          By:  /s/ Jeffrey D. McKeever
                                             -----------------------------------
                                             Its: Chairman and CEO
                                             -----------------------------------
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